Zhuhai Office and Factory

Leaser:
Name: Zhuhai Yuping Kitchen Equipment Co.,ltd..
Address:E07,the forth floor, Xiangzhou Zhijin Road No.189,Zhuhai
Phone number:0756-8632268 Fax number: 0756-8632638
Legal representative: Liu Zheng Kai
Lessee:
Zhuhai King Glass Engineering Co., Ltd.
Address: No.2051,Jiuzhou Avenue,Zhuhai
Phone number:0756-3325808 Fax number:0756-3375777
Legal representative: Luo yi

In accordance with the “Contract Law of P.R.C”,“The law of the People’s Republic of China on Urban Real Estate Administration” “Administration of the Leasing of Urban Premises Procedures” and relevant Chinese laws and regulations, the lesser and the lessee signed this agreement on July 13th, 2005,which was based on the friendly consultations. Both parties agreed on the following provisions:

Chapter one The situation of the leasehold

1.
The lessee agreed to lease the leasehold which was located in No.105, Baishi Road,Gongbei Lanpu Industrial Areas, the western part of Jiuzhou Avenue, Zhuhai with the details as below: Factory ---1200 square meters, Office Building---1080 square meters,Land and storage on the left side of the gate---500 square meters. The accurate leasing area should be based on the property right certificate. Attachment 1 is the planar graph for the leasehold.

2.
Attachment 2 lists the situation of leasehold when the lesser transferred to the lessee. Both parties agreed that the lessee could return the leasehold after it is furnished and decorated. The regular depreciation shouldn’t be the excuse of refusing to take back the leasehold.

Chapter Two Leasing term and Purpose

1.	Leasing term are 5 years, which began from July.20th, 2005 to July.20th, 2010
The lesser should transfer the leasehold to the lessee on July.20th, 2005. The delay on transferring leasehold will result in the delay of returning it.
2.	The purpose of the leasehold is for factory and office

Chapter Three Rent and deposit

1.
Rent for the first year is RMB47, 000 per Month. It increases at a rate of 5% every year. The rent should be paid before 5th of every month; the lesser should give the lessee invoice before 10th of every month.

2.	The lessee and the lesser go fifty - fifty with the tax expenses, which is 5.6% of the rent. The lessee should pay the lesser such expense when he gets the invoice of rent.

3.	The deposit amount is RMB94000, among which, RMB10000 should be paid on the signature date, and the rest 7 days after the signature date. The lesser should give the relevant invoice to the lessee.
4.	The final rent could be discount from the deposit amount directly and the rest should be returned to Lessee.
5.	All the money of this contract is paid by bank transfer.

Chapter Four Decoration and Re-establishment

1.
The lesser agreed on the lessee’s right of decorating the leasehold after transfer, which is free of rent and should be finished within 30 days. But the lessee is responsible for cost of the water and power.

2.
The lesser agreed on the re-establishment of the leasehold during the leasing period. The lessee should get the permission in written form from the lesser, when he is going to do any changes on the main structure of the leasehold.

Chapter Five Maintaining responsibility

1.	The lesser is responsible for the daily Maintenance of the public equipment and facilities in the leasehold.
2.
When the lessee finds the damage inside the house’s structure (other than the problem on building quality, natural depreciation, the damage not caused by the lessee and the leasehold situation at the beginning of executing the contract) he should inform the lesser in written form. The lesser should repair and restore it 7 days after he is informed

3.	During the leasing period, the lesser is responsible for the renewal of the public equipments and facilities, other than the one fixed by the lessee.
4.
During the leasing period, the lessee shares the expense with other lessees on adjacent lots, which is caused by the work such as guarding and fire prevention, done by the lesser in accordance with relevant laws ad regulations.

Chapter Six Right limitation and priority

1.
During the leasing period, if the lesser is going to sell, mortgage or limit the rights of the leasehold, the lessee should be informed in written form in time and has the right to decide whether lease continuously or not. If it results in the breach of the contract, the lessee isn’t responsible for it.

2.
If the other leasing property on an adjacent lot is at the expiration, the lessee has the priority to lease under the same conditions. If the other leasing property on an adjacent lot is going to be sold, the lessee has the priority to lease under the same conditions.

Chapter Seven
During the leasing period, the lessee is responsible for the following expense
1.
Water expense. The water expense is calculated on the actual using quantity and based on the governmental standards. The lesser is responsible for nominating administration department to collect and remit such expense. The lessee should pay the water expense when the lesser gives him invoice.

2.	Phone expense and web using expense. The phone expense and network using expense is calculated on the actual using quantity and based on the governmental standards.

Chapter Eight Special agreements

1.
The lesser is responsible for providing 100 kilowatt electricity power for the lessee(for lighting, daily use, processing, and drain outlet connecting). If the lessee wants to make the power larger, the lesser is responsible for the relevant procedures.

2.
The lessee could fix the advertising bulletin board and other signs in front of the leasehold. The lessee is responsible for the contents to meet with the national standards and the relevant procedures and expense. The lesser should provide necessary help for that.

3.	The lessee is responsible for the approval documents of setting up a company, decorating the leasehold. The lesser should provide necessary help for that.
4.
The lessee shouldn’t do any illegal things in the leasehold, or he is responsible for the result caused by it. The lessee is responsible for the safety and fire prevention when manufacturing and storing. The lessee should cooperate with the lesser on the security administration.

Chapter Nine Return provisions

1.
The lessee should return the leasehold three days after the expiration date. If the lessee wants to renew it, he should require in written form two months before the expiration date. Contract should be signed again after the leaser accepts his requirement.

2.	When returning the leasehold, the lessee has the right to remove what he has installed before.

Chapter Ten Breach of the contract and The responsibility of breaking the contract.

1.	In the first two year of the lease term, any side shouldn’t breach the contract. Two years later, the request of canceling the contract should be made by one side, two months earlier in written form.
If the lesser breaks the contract, the lesser should return the total deposit to the lessee and should pay two months rent as penalty. If the lessee breaks the contract, the lesser won’t return the deposit to the lessee and the lessee shouldn’t remove what he has installed before.
2.	The delay of rent payment will result in 0.2% penalty each day. Two months delay of rent payment by lessee will lead to canceling the contract by lesser.
3.
When the government expropriates the leasehold which leads to the impossible utility of it by the lessee, the contract expires automatically and both parties wouldn’t have to assume the responsibility of breaking the contract. The lesser agrees to give the lessee full amount of the compensation paid by the government; return the deposit and rents overpaid.

4.
 The delay of transferring the leasehold by the lesser will result in a payment of 0.2% of the whole rent in the leasing period as a penalty each day. If the lesser delays over 30 days, the lessee has the right to cancel the contract and ask the lesser to pay back the deposit. The lesser is responsible for the damage to the lessee.

5.	Both parties should execute the contract seriously. The responsibilities of breach the contract are base on the laws.

Chapter Eleven Announcement and Guarantee

1.	The lesser guaranties the right of leasing and signing the contract.
2.	If the lesser break the provision 1, the lessee has the right to cancel the contract at any time, The lesser is responsible for the loss.

Chapter Twelve Miscellaneous

1.	When objectionable issue happens, both parties should negotiate first before they go to the court.
2.	The lessee and the lesser got the bipartite contract with the same legal effect.
3.	The contract comes into force from the date it is signed and sealed.
4.	The appendices have the same legal effect.
The legal address of the lessee and the lesser listed in the contract shall be the posting address. Any change of the address by one party should be informed to the other party in one week in written form, or the old one is still be regarded as posting address.